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                                 EXHIBIT NO. 3

                   CONSENT OF KPMG LLP, CHARTERED ACCOUNTANTS

To the Board of Directors
Ritchie Bros. Auctioneers Incorporated

Dear Sirs

We consent to the use of our report dated February 26, 1999, included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such report in Registration Statements (No. 333-65533 and No. 333-71577) on Form S-8 of Ritchie Bros. Auctioneers Incorporated filed with the Securities and Exchange Commission.

/s/ KPMG LLP
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KPMG LLP
Chartered Accountants

Vancouver, Canada
June 16, 1999

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